SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 March 18, 2002

                -------------------------------------------------
                Date of Report (Date of earliest event reported)


                          NANOPIERCE TECHNOLOGIES, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)



        Nevada                     84-0992908                   33-19598-D
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


                          370 17th Street, Suite 3640
                             Denver, Colorado 80202
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              (Address of principal executive offices)   (Zip Code)


                                (303) 592-1010
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              (Registrant's telephone number, including area code)


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ITEM 5  OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 18, 2002, NanoPierce Technologies, Inc. ("Registrant") filed with the Secretary of State of the State of Nevada, a Certificate To Amend the Articles of Incorporation of NanoPierce Technologies, Inc. to increase the number of authorized common shares from One Hundred Million (100,000,000) $0.0001 par value common shares to Two Hundred Million (200,000,000) $0.0001 par value common shares.

In accordance with the laws of the State of Nevada such increase in the authorized capital of the Registrant was approved by the written consent of shareholders holding common shares in the corporation entitling them to exercise at least a majority of the voting power of the Registrant's issued and outstanding common shares and by the unanimous vote of the Registrant's Board of Directors.

Registrant increased its authorized capital for among other reasons:

     (i) to have sufficient authorized capital available for anticipated strategic investment opportunities; and

     (ii) as part of a strategic plan incorporating defensive measures to reduce the likelihood of a hostile takeover.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 18, 2002                  NANOPIERCE TECHNOLOGIES, INC.




                                       -----------------------------------------
                                       Paul H. Metzinger, President &
                                       Chief Executive Officer


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